MODTECH HOLDINGS, INC.

2002 EQUITY INCENTIVE PLAN
(FKA 2002 Nonstatutory Stock Option Plan)

Originally Approved August 6, 2002
As Amended January 3, 2006 and June 13, 2006

1.            Purpose. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, its Parent and Subsidiaries, by offering them an opportunity to participate in the Company's future performance through grants of Options, Restricted Stock Awards, Restricted Stock Unit Awards, Stock Bonus Awards and Stock Appreciation Rights. Capitalized terms not defined in the text of this Plan are defined in Section 20.

2.             Shares Subject to the Plan

2.1 Number of Shares Available. Subject to Sections 2.2 and 14, the total number of Shares reserved and available for grant and issuance pursuant to this Plan will be Two Million (2,000,000)1  Increased from 1 million Shares to reflect the authorization of an additional 1 million Shares for issuance under the Plan approved by the Company's stockholders on January 3, 2006. Shares and the maximum number of Shares that may be subject to all Awards granted to any one participant in any one fiscal year is 100,000. Shares that are subject to issuance upon exercise of an Award but cease to be subject to such Award for any reason other than exercise of such Award will again be available for grant and issuance in connection with future Awards under this Plan. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Awards granted under this Plan.

2.2  Adjustment of Shares. In the event that the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then (a) the number of Shares reserved for issuance under this Plan, and (b) the Exercise Price, of and number of Shares subject to, outstanding Awards will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provide, however, that fractions of a Share will not be issued but will either be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share or will be rounded up to the nearest whole Share, as determined by the Committee.

3.             Eligibility. Awards may be granted to employees, officers, directors, consultants, independent contractors and advisors of the Company or any Parent or Subsidiary of the Company; provided such consultants, contractors, and advisors render bona fide services not in connection with the offer and sale of securities in a capital raising transaction.
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1 Increased from 1 million Shares to reflect the authorization of an additional 1 million Shares for issuance under the Plan approved by the Company's stockholders on January 3, 2006.

4.             Administration.

4.1 Committee Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan. Without limitation, the Committee will have the authority to:

(a)	construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(b)	prescribe, amend and rescind rules and regulations relating to this Plan;

(c)	select persons to receive Awards;

(d)	determine the form and terms of Awards;

(e)	grant waivers of Plan or Award conditions;

(f)	determine the vesting and exercisability of Awards;

(g)	correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement; and

(h)	make all other determinations necessary or advisable for the administration of this Plan.

4.2 Discretion. Any determination made by the Board or Committee with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of this Plan or Award, at any later time, and such determination will be final and binding on the Company and on all persons having an interest in any Award under this Plan.

5.             Awards. All Awards granted shall be either Options, Restricted Stock Awards, Restricted Stock Unit Awards, Stock Bonus Awards or Stock Appreciation Rights. No other form of Award may be made under this Plan. The Committee will have the discretion to determine, the number of Shares subject to the Award, the Exercise Price of the Award, if any, the period during which the Award may be exercised, if required, and all other terms and conditions of the Award, subject to the following:

5.1 Options. All Options granted will be nonstatutory stock options, which are options not intended to satisfy the requirements of incentive stock options under Section 422 of the Code, or comply with the requirements for employee stock purchase plans under Section 423 of the Code.

5.2 Restricted Stock Awards & Restricted Stock Unit Awards. A Restricted Stock Award is a grant to a Participant of Shares where the Shares are subject to a risk of forfeiture or other restrictions that will lapse upon achievement of one or more goals relating to completion of service by the Participant or achievement of performance or other objectives, all as determined by the Committee and set forth in the Award Agreement ("Restricted Stock") A Restricted Stock Unit Award is a grant of a right to receive Shares in the future where the right to receive such Shares is subject to the same risk of forfeiture or other restrictions as set forth in the preceding sentence ("Restricted Stock Unit"). The Committee may, in its sole discretion, require a Participant to pay a purchase price for the Restricted Stock. The Committee may provide for the lapse of the restrictions on the Restricted Stock or Restricted Unit in installments and may accelerate or waive such restrictions, in whole or in part, based on length of service, performance or such other factors or criteria as the Committee may determine.

Unless the Award Agreement provides otherwise, holders of Shares of Restricted Stock shall have the right to vote such Shares and receive any dividends declared or paid with respect to such Shares; provided, however, that such dividends must be reinvested in Shares of Restricted Stock. All distributions made with respect to Restricted Stock as a result of any stock split, stock dividend, reverse stock split, merger, reorganization, combination of shares or other similar transaction shall be subject to the restrictions of the original Award Agreement.

The Company may retain custody of any certificates evidencing Restricted Stock during the Restricted Period and the Participant may not sell, transfer, pledge, exchange, or otherwise dispose of Restricted Stock during the Restricted Period.

Unless the Award Agreement provides otherwise, holders of a Restricted Stock Unit have no rights as stockholders of the Company as a result of such Restricted Stock Unit.

5.3  Stock Bonus Awards. A Stock Bonus Award is a grant of Shares or a right to receive Shares (which may consist of Restricted Stock) that is made upon the achievement of performance goals or other objectives during a specified period as set forth in the Award Agreement or that is contingent upon the achievement such goals or objectives. The Committee will determine the number of Shares to be awarded to the Participant and whether some or all of such Shares will be Restricted Stock. If the Stock Bonus Award is being earned upon the satisfaction of performance goals pursuant to the Award Agreement, then the Committee will determine: (a) the nature, length and starting date of any period during which performance is to be measured (the APerformance Period@) for each Stock Bonus Award; (b) the performance goals and criteria to be used to measure the performance, if any; (c) the number of Shares that may be awarded to the Participant, and (d) the extent to which such Stock Bonus Awards have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Based Awards that are subject to different Performance Periods and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee. The Committee may adjust the performance goals applicable to the Performance Based Stock Awards to take into account changes in law and accounting or tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships.

5.4 Stock Appreciation Rights. A Stock Appreciation Right is an Award that entitles the Participant to receive in cash or Shares value equal to or otherwise based on the excess of (a) the Fair Market Value of a specified number of Shares at the time of exercise over the Fair Market Value of such Shares on the date of the Award. Settlement of Stock Appreciation Rights may be made in Shares (valued at their Fair Market Value at the time of exercise), in cash, or in a combination thereof, as determined in the discretion of the Committee and set forth in the Award Agreement. Stock Appreciation Rights that may be settled all or partially in cash may have such additional provisions as the Committee deems necessary to comply with Section 409A of the Code.

5.5 Form of Award Grant. Each Award granted under this Plan will be evidenced by a written Award Agreement, which will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan.

5.6 Date of Grant. The date of grant of an Award will be the date on which the Committee makes the determination to grant such Award, unless otherwise specified by the Committee. The Award Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Award.

5.7 Vesting Period. Each Award will vest (which includes the lapsing of restrictions or risks of forfeiture) and become exercisable (to the extent the Award must be exercised) within the times or upon the events determined by the Committee as set forth in the Award Agreement governing the Award. The Committee may provide for Awards to vest at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

5.8 Exercise Price. The Exercise Price of any Award that requires payment for Shares will be determined by the Committee when the Award is granted and may be not less than 100% of the Fair Market Value of the Shares on the date of grant, except in the case of a Restricted Stock Award or Restricted Stock Unit Award. Payment for the Shares purchased may be made in accordance with Section 6 of this Plan.

5.9 Method of Exercise. Awards that are subject to being exercised may be exercised only by delivery to the Company of a written exercise agreement (the AExercise Agreement@) in a form approved by the Committee (which need not be the same for each Participant), stating the number of Shares being purchased, the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and such representations and agreements regarding the Participant's investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws and the terms of the Award Agreement, together with payment in full of the Exercise Price for the number of Shares being purchased.

5.10 Performance-Based Compensation. From and after the date on which compensation paid pursuant to the Plan becomes subject to the deduction limitation of Section 162(m) of the Code, the Committee may designate whether any Award is intended to be "performance-based compensation" as that term is used in Section 162(m). Any Award that is designated as intended to be "performance-based compensation" shall be conditioned on achievement of any one or more of the following Performance Measures: (a) earnings or earnings per share (whether on a pre-tax, after tax, operational or other basis), (b) return on equity, (c) return on assets or net assets, (d) return on capital or invested capital and other related financial measures, (e) cash flow, (f) revenues, (g) income or operating income, (h) expenses or expense levels, (i) one or more operating ratios, (j) stock price, (k) total stockholder return, (l) market share, (m) operating profit, (n) profit margin, (o) capital expenditures, (p) net borrowing, debt leverage levels, (q) the accomplishment of mergers, acquisitions, dispositions, public offerings, or similar extraordinary business transactions, (r) net asset value per share, (s) sales growth (in general, by type of product, by type of customer or otherwise), (t) asset growth, (u) cost or expense reductions, (v) introduction or conversion of product brands, (w) achievement of specified management business objectives, or (x) economic value added. Performance Measures may be stated either on an absolute or relative basis , may include positive results, maintaining the status quo or limiting economic losses, and may be based on the performance of an individual Participant, the Company as a whole, or any Parent, Subsidiary, division, department, region, function or business unit of the Company in which the Participant is employed.

For Awards intended to be "performance-based compensation" under Section 162(m) of the Code, the grant of the Awards and the establishment of the Performance Measures shall be made during the period required under such Code section.

Awards that are intended to be conditioned upon achievement of one or more Performance Measures may not be adjusted upward, but the Committee may adjust the Awards downward to the extent provided in the Award Agreement. The Committee may not change the Performance Measures without stockholder approval, unless permitted under applicable laws and regulations.

5.11 Termination. Except as otherwise determined by the Committee and set forth in the Award Agreement:

(a)
If a Participant with a Stock Bonus Award is terminated during a Performance Period for any reason, then such Participant will be entitled to payment with respect to a Stock Bonus Award only to the extent earned as of the date of Termination in accordance with the Award Agreement.

(b)
If the Participant is Terminated for any reason except death, Disability or Cause, then the Participant may exercise their Award, if such Award requires exercise, by the Participant, no later than three (3) months after the Termination Date, but only to the extent that such Award would have been exercisable upon the Termination Date, and in any event, no later than the expiration date of the Award. In the case of a Restricted Stock Award or Restricted Stock Unit Award, the right to any Shares that are still subject to a risk of forfeiture or other restrictions shall immediately terminate. The Participant shall have no further rights with respect to the unvested Shares of Restricted Stock including, without limitation, the right to vote the Shares or receive dividends with respect to the Shares.

(c)
If the Participant is Terminated because of the Participant's death or Disability (or the Participant dies within three (3) months after a Termination other than because of the Participant's death or disability), then (i)the Participant's Award may be exercised only to the extent that such Award would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant (or the Participant's legal representative or authorized assignee) no later than twelve (12) months after the Termination Date, but in any event no later than the expiration date of the Award, and (ii) Restricted Stock Awards and Restricted Stock Unit Awards shall fully vest on the date of death or Disability if vesting is based solely on continued service, but if vesting is based in whole or in part on performance, Restricted Stock Awards and Restricted Stock Unit Awards shall be immediately terminated to the extent not yet vested.

(d)
Notwithstanding (a), (b) and (c) above, if the Participant is Terminated for Cause, any Award not vested in full (and fully exercised if subject to being exercised) prior to such termination will be deemed automatically canceled and may not further vest or be further exercised on or after the Termination Date. The Committee may, in its discretion, waive the provisions of this paragraph (d) and allow the Participant to exercise the Award to the extent vested on the Termination Date until the earlier of the expiration of the Award or 30 days after the Termination Date.

5.12 Limitations on Exercise. The Committee may specify a reasonable minimum number of Shares that must be purchased on any exercise of an Award provided that such minimum number will not prevent the Participant from exercising the Award for the full number of Shares for which it is then exercisable.

5.13 Modification. Extension or Renewal. The Committee may modify, extend or renew outstanding Awards and authorize the grant of new Awards in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant's rights under any Award previously granted. The Committee may reduce the Exercise Price, if any, of outstanding Awards without the consent of the Participants affected by a written notice to them; provided, however that the Exercise Price may not be reduced below the minimum Exercise Price that would be permitted under Section 5.8 of this Plan for Awards granted on the date the action is taken to reduce the Exercise Price.

6.             Payment for Share Purchases.

6.1 Payment. Payment for Shares purchased pursuant to this Plan may be made in cash (by check) or, where expressly approved for the Participant by the Committee and where permitted by law:

(a)	by cancellation of indebtedness of the Company to the Participant;

(b)	by surrender of shares of common stock of the Company that are acceptable to the Committee;

(c)	by tender of a full recourse promissory note having such terms, including security for the note, as the Committee may determine, or as may be required by law;

(d)	by waiver of compensation due or accrued to the Participant for services rendered;

(e)	provided that a public market for the Company's stock exists:

(1)
through a Asame day sale@ commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an ANASD Dealer@) whereby the Participant irrevocably elects to exercise the Award and to sell a portion of the Shares so purchased to pay for the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

(2)
through a Amargin@ commitment from the Participant and a NASD Dealer whereby the Participant irrevocably elects to exercise the Award and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

(f)	by any combination of the foregoing, or by such other method as is approved by the Committee and otherwise permitted by law.

6.2 Loan Guarantees. The Committee may help the Participant pay for Shares purchased under this Plan by authorizing a guarantee by the Company of a third-party loan to the Participant.

7.             Withholding Taxes.

7.1 Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state, and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares.

7.2 Stock Withholding. When, under applicable tax laws, a Participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose will be made in writing in a form acceptable to the Committee and will be subject to such additional restrictions as the Committee may elect to impose.

8.             Rights as a Stockholder. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such certificate or certificates are issued, except as provided in Section 2.2 above.

9.             Transferability. Awards granted under this Plan, and any interest therein, will not be transferable or assignable by any Participant, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution or as consistent with the specific Plan and Award Agreement provisions relating thereto. During the lifetime of a Participant, the Award will be exercisable only by the Participant, and any elections with respect to the Award, may be made only by the Participant.

10.             Certificates. All certificates for Shares delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

11.             Exchange of Awards. The Committee may, at any time or from time to time with the consent of the respective Participants issue new Awards in exchange for the surrender and cancellation of existing Awards. The Committee may at any time buy from a Participant an Award previously granted with payment in cash, Shares or other consideration, based on such terms and conditions as the Committee and the Participant may agree.

12.             Securities Law and Other Regulatory Compliance. An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable.

13.             No Obligation to Employ. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate any Participant's employment or other relationship at any time, with or without cause.

14.             Corporate Transactions.

  14 .1 Acceleration; Assumption or Replacement of Awards by Successor. Unless assumed, converted or replaced as provided for below, each Award outstanding at the time of a Corporate Transaction that is not otherwise fully vested shall automatically accelerate so that each such Award shall, immediately prior to the effective date of the Corporate Transaction, become exercisable for all of the Shares at the time subject to that Award. An outstanding Award shall not so accelerate if and to the extent: (i) such Award is, in connection with the Corporate Transaction, assumed, converted or replaced or otherwise continued in full force and effect by the successor corporation (or parent thereof) pursuant to the terms of the Corporate Transaction, (ii) such Award is replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Corporate Transaction on the Shares for which the Award is not otherwise at that time exercisable and provides for subsequent payout in accordance with the same vesting schedule applicable to those Shares or (iii) the acceleration of such Award is subject to other limitations imposed by the Committee at the time of it was granted. Immediately following the consummation of the Corporate Transaction, all outstanding Awards shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise expressly continued in full force and effect pursuant to the terms of the Corporate Transaction. Each Award which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Participant in consummation of such Corporate Transaction had the Award been exercised immediately prior to such Corporate Transaction. Appropriate adjustments to reflect such Corporate Transaction shall also be made to (i) the Exercise Price payable per Share under each outstanding Award, provided the aggregate Exercise Price payable for such securities shall remain the same, and (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan. The Committee may at any time provide that one or more Awards will automatically accelerate in connection with a Corporate Transaction, whether or not those Awards are assumed or otherwise continued in full force and effect pursuant to the terms of the Corporate Transaction. Any such Award shall accordingly become exercisable, immediately prior to the effective date of such Corporate Transaction, for all of the Shares at the time subject to that Award.

 14.2 Other Treatment of Awards. Subject to any greater rights granted to the Participants under the foregoing provisions of this Section 14, in the event of the occurrence of any transaction described in Section 14.1, any outstanding Awards will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, sale of assets or other Acorporate transaction.@

 14.3 Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company's award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such award will be adjusted appropriately). In the event the Company elects to grant a new Award rather than assuming an existing award, such new Award may be granted with a similarly adjusted Exercise Price.

15.             Adoption and Stockholder Approval. This Plan was adopted by the Board effective as of March 5, 2002. The Board may at its discretion seek stockholder approval of this Plan, if it determines that such approval is required by law, The Nasdaq Stock Market Marketplace Rules, or is otherwise necessary or desirable.

16.             Term of Plan. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding.

17.             Amendment or Termination of Plan. The Board may at any time terminate or amend the Plan without the approval of the stockholders of the Company, unless such approval is required by law (including Section 16(b) of the Exchange Act), The Nasdaq Market Marketplace Rules, or otherwise. Notwithstanding the foregoing, no amendment or termination may, in the absence of written consent by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment or termination is adopted by the Board; provided that adjustments pursuant to Section 2.2 and 14 shall not require the consent of any Participant.

18.             Nonexclusivity of the Plan. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

19.             Section 409A. Any Award that is subject to Section 409A of the Code and does not comply with the provisions thereof necessary to avoid the imposition of taxes, penalties and interest under such section shall be deemed amended to the minimum extent necessary to comply with such provisions, unless the Committee, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code.

20.             Definitions.

AAward@ means any award granted under this Plan, including any Option, Restricted Stock Award or Stock Bonus Award.

AAward Agreement@ means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

ABoard@ means the Board of Directors of the Company.

ACode@ means the Internal Revenue Code of 1986, as amended.

"Cause" means a finding by the Committee of acts or omissions constituting, in the Committee’s reasonable judgment, (a) a breach of duty by the Participant in the course of his employment involving fraud, acts of dishonesty (other than inadvertent acts or omissions), disloyalty to the Company, or moral turpitude constituting criminal felony; (b) conduct by the Participant that is materially detrimental to the Company, monetarily or otherwise, or reflects unfavorably on the Company or the Participant to such an extent that the Company’s best interests reasonably require the termination of the Participant’s employment; (c) acts or omissions of the Participant materially in violation of his obligations under any written employment or other agreement between the Participant.

ACommittee@ means a committee of the Board comprised of two or more Anon-employee directors@ within the meaning of Rule 16b-3 of the Exchange Act appointed to administer this Plan, or if no such committee is appointed, the Board. The Committee may consist of persons who are not Anon-employee directors@ within the meaning of Rule 16b-3 if the Awards are approved by the Board or stockholders, or if the Awards may not be exercised for at least 6 months from the date of grant. During all times that the Company is subject to Section 16 of the Exchange Act, the Company will take appropriate steps to comply with the administration requirements of Section 16(b) of the Exchange Act.

ACompany@ means Modtech Holdings, Inc., a Delaware corporation, or any successor corporation.

"Corporate Transaction” means:

(a)
a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the outstanding securities of the Company are transferred to a person or persons different from the person or persons holding those securities immediately prior to such transaction, or

(b)	the sale, transfer or other disposition of all or substantially all of the assets of the Company in complete liquidation or dissolution of the Company.

ADisability@ means a disability, whether temporary or permanent, partial or total, within the meaning of Section 22(e) (3) of the Code, as determined by the Committee.

AExchange Act@ means the Securities Exchange Act of 1934, as amended.

"Exercise Agreement" is defined in Section 5.9 above.

AExercise Price@ means the price at which a holder of an Award may purchase the Shares issuable upon exercise of the Award.

AFair Market Value@ means, as of any date, the value of a share of the Company's Common Stock determined as follows:

(a)
if such Common Stock is then quoted on the Nasdaq National Market, its closing price on the Nasdaq National Market on the date of determination (if such day is a trading day), and, if such date of determination is not a trading day, then on the last trading day prior to the date of determination;

(b)
if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the last trading day prior to the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading;

(c)
if such Common Stock is publicly traded but is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the last trading day prior to the date of determination; or

(d)	if none of the foregoing is applicable, by the Committee in good faith.

AOption@ means an Award of an option to purchase Shares pursuant to Section 5.1.

AParent@ means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if at the time of the granting of an Award under this Plan, each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

AParticipant@ means a person who receives an Award under this Plan.

"Performance Measures" are those standards set forth in Section 5.10 on which Awards of "performance-based compensation" as defined in Section 162(m) of the Code must be based.

“Performance Period” is defined in Section 5.3.

APlan@ means this Modtech Holdings, Inc. 2002 Equity Compensation Plan, as amended from time to time.

"Restricted Period" means the period established by the Committee with respect to a Restricted Stock Award or Restricted Stock Unit Award during which the Award remains subject to forfeiture or other restrictions.

"Restricted Stock" means Shares that are subject to a risk of forfeiture or other restrictions that will lapse upon the occurrence of an event or passage of time, or both, as set forth in Section 5.2.

"Restricted Stock Award" means an Award of Restricted Stock pursuant to Section 5.2.
"Restricted Stock Unit" means the right to acquire Shares which right is subject to a risk of forfeiture or other restrictions that will lapse upon the occurrence of an event or passage of time, or both, as set forth in Section 5.2

"Restricted Stock Unit Award" means an Award of Restricted Stock Units pursuant to Section 5.2.

ASEC@ means the Securities and Exchange Commission.

ASecurities Act@ means the Securities Act of 1933, as amended.

AShares@ means shares of the Company's Common Stock and any successor security.
"Stock Appreciation Rights" means an Award pursuant to Section 5.4.

"Stock Bonus Award" means an Award of Shares pursuant to Section 5.3.

ASubsidiary@ means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

 ATermination@ or ATerminated@ means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, director, consultant, independent contractor or advisor to the Company or a Parent or Subsidiary of the Company, except in the case of sick leave, military leave, or any other leave of absence approved by the Committee, provided that such leave is for a period of not more than ninety (90) days, or reinstatement upon the expiration of such leave is guaranteed by contract or statute. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the ATermination Date@).